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                                                                   EXHIBIT 10.2

                               SUBLEASE GUARANTY

     THIS GUARANTY is made as of September 14, 2000 by Angie Fu, a married woman, and SHANG CHENG CHE, a married man (each a "Guarantor") in favor of Lee Pharmaceuticals, Inc., a California corporation ("Sublandlord").

                              W I T N E S S E T H:

     1. For valuable consideration, receipt of which is acknowledged, and to induce Sublandlord to enter into the Sublease with Maxsilk, Inc., a California corporation ("Sublessee"), Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Sublandlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Sublessee under the Sublease and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Sublease (the "Guaranteed Obligations"). Each individual Guarantor under this Guaranty shall be jointly and severally liable for the Guaranteed Obligations. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.

     2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Sublease or the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Sublandlord to enforce, assert or exercise any right, power or remedy conferred on Sublandlord under the Sublease; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Sublessee or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Sublessee from the payment, performance or discharge of any or all of the Guaranteed Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty; or (i) the invalidity or unenforceability of any or all of the Guaranteed Obligations. Guarantor acknowledges that Sublandlord would not enter into the Sublease without this Guaranty and the Sublandlord is relying on this Guaranty.

     3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations. Guarantor agrees that Sublandlord shall have the right to proceed against Guarantor directly and independently of Sublessee. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Sublessee or

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Sublessee is joined in any such action. Guarantor authorizes Sublandlord and
Sublessee, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor's liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Sublease or the Guaranteed Obligations or otherwise change the terms of the Sublease or the Guaranteed Obligations, to take and hold security for the Guarateed Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Sublessee or Sublandlord. Guarantor waives all rights to require Sublandlord to proceed against Sublessee, to proceed against or exhaust any security held by Sublandlord, or to pursue any other remedy in Sublandlord's power. Sublandlord shall have the right to exercise any right or remedy it may have against Sublessee or any security held by Sublandlord. Guarantor waives the right, if any, to the benefit of, or to direct the application of, any security held by Sublandlord. Guarantor waives (a) any defense arising out of any alteration of the Guaranteed Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Sublessee or any security held by Sublandlord, and (c) any defense arising by reason of any disability or other defense of Sublessee or by reason of the cessation or reduction from any cause whatsoever of the liability of Sublessee other than full payment, performance and discharge of the Guaranteed Obligations. The cessation or reduction of the liability of Sublessee for any reason other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.

     4. If Sublessee becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Sublessee, or Sublessee makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or preceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Sublandlord upon the insolvency, bankruptcy or reorganization of Sublessee, Guarantor, or otherwise, as though such payment had not been made. No payment or performance by Guarantor shall give Guarantor any right of subrogation to any rights or remedies of Sublandlord against Sublessee. Guarantor waives all rights of subrogation to any rights or remedies of Sublandlord against Sublessee and Guarantor waives all other rights of subrogation or reimbursement with respect to Sublessee that might otherwise arise from the performance of this Guaranty by Guarantor.

     5. Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of Sublessee and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Sublandlord has no duty to advise Guarantor of information known to Sublandlord regarding such condition or any such circumstance.

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Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Sublessee defaults in the payment, performance or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Sublessee. It is not necessary for Sublandlord to inquire into the capacity, authority or powers of Sublessee or the partners, directors, officers, employees or agents acting or purporting to act on behalf of Sublessee, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed hereunder. Guarantor hereby subordinates all indebtedness of Sublessee to Guarantor now or hereafter held by Guarantor to all indebtedness of Sublessee to Sublandlord. If requested by Sublandlord, Guarantor shall collect, enforce and receive all such indebtedness of Sublessee to Guarantor as trustee for Sublandlord and Guarantor shall pay such indebtedness to Sublandlord on account of the indebtedness of Sublessee to Sublandlord, but without otherwise reducing or affecting in any manner the liability of Guarantor under this Guaranty.

         6. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which are incurred by Sublandlord in the enforcement of this Guaranty. Guarantor hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from Sublandlord (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of Sublandlord) in any claim, demand, action, suit, proceeding or cause of action in which Sublandlord and Guarantor are parties, which in any way (directly or indirectly) arises out of, results from or related to any of the Guaranteed Obligations or the enforcement of this Guaranty, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty may not be amended or modified in any respect except by a written agreement signed by Guarantor and Sublandlord. As used in this Guaranty, the singular shall include the plural. This Guaranty shall bind and inure to the benefit of Guarantor and Sublandlord and their personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the Project is located.

         7. Each Guarantor agrees that nothing contained herein shall prevent Sublessor from suing on the Sublease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of such Guarantor. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2845, 2847, 2848, 2849, 2850, and the second sentence of
California Civil Code Section 2822(a)(but only until Sublessor has been paid in full the obligations owed by Sublessee under the Lease). In addition, each Guarantor agrees that Sublessor (not Sublessee) shall have the right to designate the portion of Sublessee's obligations under the Sublease that is satisfied by a partial payment by Sublessee.


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         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date specified in the Sublease.



                                        By /s/ ANGIE FU
                                          ------------------------------------
                                                      ANGIE FU


                                        By /s/ SHANG CHENG CHE
                                          ------------------------------------
                                                   SHANG CHENG CHE


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